Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Daniel J. Houston, Deanna D. Strable-Soethout and Christopher J. Littlefield, and each of them, with full power to act as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on such person’s behalf individually and in each capacity stated below a Registration Statement on Form S-8 for the registration of 214,975 shares of Principal Financial Group, Inc. common stock authorized for issuance under the Principal Financial Group, Inc. 2020 Directors Stock Plan and a Registration Statement on Form S-8 for the registration of 5,000,000 additional shares of Principal Financial Group, Inc. common stock authorized for issuance under the Principal Financial Group, Inc. Employee Stock Purchase Plan, pursuant to the Securities Act of 1933, as amended, and any and all amendments and supplements to said Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorneys-in-fact or agents may lawfully do or cause to be done by virtue hereof.

Dated: July 31, 2020

By	/s/ Daniel J. Houston	By	/s/ Roger C. Hochschild
	Daniel J. Houston Chairman, President, Chief Executive Officer and Director		Roger C. Hochschild Director

By	/s/ Deanna D. Strable-Soethout	By	/s/ Scott M. Mills
	Deanna D. Strable-Soethout Executive Vice President and Chief Financial Officer		Scott M. Mills Director

By	/s/ Jonathan S. Auerbach	By	/s/ Diane C. Nordin
	Jonathan S. Auerbach Director		Diane C. Nordin Director

By	/s/ Jocelyn Carter-Miller	By	/s/ Blair C. Pickerell
	Jocelyn Carter-Miller Director		Blair C. Pickerell Director

By	/s/ Michael T. Dan	By	/s/ Clare S. Richer
	Michael T. Dan Director		Clare S. Richer Director

By	/s/ Sandra L. Helton	By	/s/ Elizabeth E. Tallett
	Sandra L. Helton Director		Elizabeth E. Tallett Director